Exhibit 99.1

Broadcom Inc. Announces Fourth Quarter and Fiscal Year 2020 Financial Results and Quarterly Dividends

•Revenue of $6,467 million for the fourth quarter, up 12 percent from the prior year period
•GAAP net income of $1,324 million for the fourth quarter; Adjusted EBITDA of $3,827 million for the fourth quarter
•GAAP diluted EPS of $2.93 for the fourth quarter; Non-GAAP diluted EPS of $6.35 for the fourth quarter
•$3,246 million of free cash flow from operations for the fourth quarter, defined as cash from operations of $3,348 million less capital expenditures of $102 million
•Quarterly common stock dividend increased by 11 percent to $3.60 per share from the prior quarter
•First quarter revenue guidance of approximately $6.6 billion, an expected increase of 13 percent from the prior year period
•First quarter Adjusted EBITDA guidance of approximately $3.9 billion, or 59 percent of projected revenue 1

SAN JOSE, Calif. – December 10, 2020 – Broadcom Inc. (Nasdaq: AVGO), a global technology leader that designs, develops and supplies semiconductor and infrastructure software solutions, today reported financial results for its fourth quarter and fiscal year ended November 1, 2020, provided guidance for the first quarter of its fiscal year 2021 and announced its quarterly dividends.

“We concluded the year with strong fourth quarter results driven by continued demand for networking from cloud and for broadband from service providers as well as the significant ramp in wireless, even as enterprise demand remained soft. Our infrastructure software segment continued to be stable and delivered solid results,” said Hock Tan, President and CEO of Broadcom Inc. “Our first quarter revenue outlook, which projects continued overall strength, is expected to show 13 percent year over year growth, all organic.”

“Despite the challenges presented by the ongoing pandemic and macroeconomic uncertainties, we achieved record profitability, generating $11.6 billion of free cash flow in fiscal 2020,” said Tom Krause, CFO of Broadcom Inc. “As a result, we are raising our target common stock dividend by 11 percent to $3.60 per share per quarter for fiscal year 2021.”

________________________________
1 The Company is not readily able to provide a reconciliation of the projected non-GAAP financial information presented to the relevant projected GAAP measure without unreasonable effort.

Fourth Quarter Fiscal Year 2020 Financial Highlights

	GAAP			Non-GAAP
(Dollars in millions, except per share data)	Q4 20	Q4 19	Change	Q4 20	Q4 19	Change
Net revenue	$6,467	$5,776	+12%	$6,467	$5,776	+12%
Net income	$1,324	$847	+$477	$2,865	$2,391	+$474
Earnings per common share - diluted	$2.93	$1.97	+$0.96	$6.35	$5.39	+$0.96

(Dollars in millions)	Q4 20	Q4 19	Change
Cash flow from operations	$3,348	$2,479	+$869
Adjusted EBITDA	$3,827	$3,165	+$662
Free cash flow	$3,246	$2,383	+$863

Net revenue by segment
(Dollars in millions)	Q4 20		Q4 19		Change
Semiconductor solutions	$4,830	75%	$4,576	79%	+6%
Infrastructure software	1,637	25	1,200	21	+36%
Total net revenue	$6,467	100%	$5,776	100%

The Company’s cash and cash equivalents at the end of the fourth fiscal quarter were $7,618 million, compared to $8,857 million at the end of the prior quarter.

During the fourth fiscal quarter, the Company generated $3,348 million in cash from operations and spent $102 million on capital expenditures.

On September 30, 2020, the Company paid a cash dividend of $3.25 per share of common stock, totaling $1,320 million and a cash dividend of $20.00 per share of mandatory convertible preferred stock, totaling $75 million.

The differences between the Company’s GAAP and non-GAAP results are described generally under “Non-GAAP Financial Measures” below, and presented in detail in the financial reconciliation tables attached to this release.

Fiscal Year 2020 Financial Highlights

	GAAP			Non-GAAP
(Dollars in millions, except per share data)	2020	2019	Change	2020	2019	Change
Net revenue	$23,888	$22,597	+6%	$23,888	$22,597	+6%
Net income	$2,960	$2,724	+$236	$9,993	$9,452	+$541
Earnings per common share - diluted	$6.33	$6.43	-$0.10	$22.16	$21.29	+$0.87

(Dollars in millions)	2020	2019	Change
Cash flow from operations	$12,061	$9,697	+$2,364
Adjusted EBITDA	$13,643	$12,579	+$1,064
Free cash flow	$11,598	$9,265	+$2,333

Net revenue by segment
(Dollars in millions)	2020		2019		Change
Semiconductor solutions	$17,267	72%	$17,441	77%	-1%
Infrastructure software	6,621	28	5,156	23	+28%
Total net revenue	$23,888	100%	$22,597	100%

First Quarter Fiscal Year 2021 Business Outlook

Based on current business trends and conditions, the outlook for the first quarter of fiscal year 2021, ending January 31, 2021, is expected to be as follows:

•First quarter revenue guidance of approximately $6.6 billion; and
•First quarter Adjusted EBITDA of approximately $3.9 billion, or 59 percent of projected revenue.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. The Company is not readily able to provide a reconciliation of projected Adjusted EBITDA to projected net income without unreasonable effort. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Broadcom Inc. will be presenting to investors at the J.P. Morgan Tech Forum on January 12, 2021.

Quarterly Dividends

The Company’s Board of Directors has approved a quarterly cash dividend on its common stock of $3.60 per share. The common stock dividend is payable on December 31, 2020 to common stockholders of record at the close of business (5:00 p.m. Eastern Time) on December 21, 2020.

The Company’s Board of Directors has also approved a quarterly cash dividend on its 8.00% Mandatory Convertible Preferred Stock, Series A, of $20.00 per share. This dividend is payable on December 31, 2020 to preferred stockholders of record at the close of business (5:00 p.m. Eastern Time) on December 15, 2020.

Financial Results Conference Call

Broadcom Inc. will host a conference call to review its financial results for the fourth quarter and fiscal year ended November 1, 2020, and to discuss the business outlook, today at 2:00 p.m. Pacific Time. Those wishing to access the call should dial (866) 310-8712; International +1 (720) 634-2946. The passcode is 5074985. A replay of the call will be accessible for one week after the call. To access the replay dial (855) 859-2056; International +1 (404) 537-3406; and reference the passcode: 5074985. A webcast of the conference call will also be available in the “Investors” section of Broadcom’s website at www.broadcom.com.

Basis of Presentation

The Company’s financial results include contributions from the Symantec enterprise security business’s continuing operations starting in the first quarter of fiscal year 2020. The financial results from businesses that have been classified as discontinued operations in the Company’s financial statements are not included in the results presented above, unless otherwise stated.

Non-GAAP Financial Measures

In addition to GAAP reporting, Broadcom provides investors with net revenue, net income, operating income, gross margin, operating expenses, cash flow and other data on a non-GAAP basis. This non-GAAP information excludes amortization of acquisition-related intangible assets, stock-based compensation expense, restructuring, impairment and disposal charges, acquisition-related costs, including integration costs, purchase accounting effect on inventory, litigation settlements, loss on debt extinguishment, gain from lapse of indemnification, gains (losses) on investments, gain from sale of business, income (loss) from discontinued operations and non-GAAP tax reconciling adjustments. Management does not believe that these items are reflective of the Company’s underlying performance. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating the core operating performance of the Company, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to the Company’s operations, and benchmarking performance externally against the Company’s competitors. The exclusion of these and other similar items from Broadcom’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual.

Free cash flow measures have limitations as they omit certain components of the overall cash flow statement and do not represent the residual cash flow available for discretionary expenditures. Investors should not consider presentation of free cash flow measures as implying that stockholders have any right to such cash. Broadcom’s free cash flow may not be calculated in a manner comparable to similarly named measures used by other companies.

Broadcom believes this non-GAAP financial information provides additional insight into the Company’s on-going performance. Therefore, Broadcom provides this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

About Broadcom Inc.

Broadcom Inc., (NASDAQ: AVGO), a Delaware corporation headquartered in San Jose, CA, is a global technology leader that designs, develops and supplies a broad range of semiconductor and infrastructure software solutions. Broadcom's category-leading product portfolio serves critical markets including data center, networking, enterprise software, broadband, wireless, storage and industrial. Our solutions include data center networking and storage, enterprise, mainframe and cyber security software focused on automation, monitoring and security, smartphone components, telecoms and factory automation. For more information, go to www.broadcom.com.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Broadcom. These statements include, but are not limited to, statements that address our expected future business and financial performance and other statements identified by words such as “will”, “expect”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict” “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Broadcom, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside the Company’s and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Particular uncertainties that could materially affect future results include risks associated with: the COVID-19 pandemic, which has, and will likely continue to, negatively impact the global economy and disrupt normal business activity, and which may have an adverse effect on our results of operations; any loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our dependence on contract manufacturing and outsourced supply chain; our dependency on a limited number of suppliers; global economic conditions and concerns; global political and economic conditions; government regulations, trade restrictions and trade tensions; our significant indebtedness and the need to generate sufficient cash flows to service and repay such debt; dependence on and risks associated with distributors and resellers of our products; dependence on senior management and our ability to attract and retain qualified personnel; any acquisitions we may make, such as delays, challenges and expenses associated with receiving governmental and regulatory approvals and satisfying other closing conditions, and with integrating acquired businesses with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected by such acquisitions; involvement in legal or administrative proceedings; quarterly and annual fluctuations in operating results; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; cyclicality in the semiconductor industry or in our target markets; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of any design wins; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities, warehouses or other significant operations; our ability to improve our manufacturing efficiency and quality; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; compatibility of our software products with operating environments, platforms or third-party products; our ability to enter into satisfactory software license agreements; availability of third party software used in our products; use of open source code sources in our products; any expenses or reputational damage associated with resolving customer product warranty and indemnification claims; market acceptance of the end products into which our products are designed; our ability to sell to new types of customers and to keep pace with technological advances; our compliance with privacy and data security laws; our ability to protect against a breach of security systems; fluctuations in foreign exchange rates; our provision for income taxes and overall cash tax costs, legislation that may impact our overall cash tax costs and our ability to maintain tax concessions in certain jurisdictions; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Many of the foregoing risks and uncertainties are, and will be, exacerbated by the COVID-19 pandemic and any worsening of the global business and economic environment as a result.

Our filings with the SEC, which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. Actual results may vary from the estimates provided. We undertake no intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this announcement, whether as a result of new information, future events or otherwise, except as required by law.

Contact:
Broadcom Inc.
Beatrice F. Russotto
Investor Relations
408-433-8000
investor.relations@broadcom.com

BROADCOM INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended			Fiscal Year Ended
	November 1, 2020	August 2, 2020	November 3, 2019	November 1, 2020	November 3, 2019

Net revenue	$6,467	$5,821	$5,776	$23,888	$22,597
Cost of revenue:
Cost of revenue	1,753	1,537	1,788	6,518	6,723
Amortization of acquisition-related intangible assets	962	953	827	3,819	3,314
Restructuring charges	5	15	9	35	77
Total cost of revenue	2,720	2,505	2,624	10,372	10,114
Gross margin	3,747	3,316	3,152	13,516	12,483
Research and development	1,182	1,228	1,177	4,968	4,696
Selling, general and administrative	405	428	409	1,935	1,709
Amortization of acquisition-related intangible assets	599	600	474	2,401	1,898
Restructuring, impairment and disposal charges	35	52	38	198	736
Total operating expenses	2,221	2,308	2,098	9,502	9,039
Operating income	1,526	1,008	1,054	4,014	3,444
Interest expense	(420)	(464)	(361)	(1,777)	(1,444)
Other income, net	31	49	54	206	226
Income from continuing operations before income taxes	1,137	593	747	2,443	2,226
Benefit from income taxes	(187)	(96)	(100)	(518)	(510)
Income from continuing operations	1,324	689	847	2,961	2,736
Loss from discontinued operations, net of income taxes	—	(1)	—	(1)	(12)
Net income	1,324	688	847	2,960	2,724
Dividends on preferred stock	(74)	(74)	(29)	(297)	(29)
Net income attributable to common stock	$1,250	$614	$818	$2,663	$2,695

Basic income per share attributable to common stock:
Income per share from continuing operations	$3.09	$1.53	$2.06	$6.62	$6.80
Loss per share from discontinued operations	—	(0.01)	—	—	(0.03)
Net income per share	$3.09	$1.52	$2.06	$6.62	$6.77

Diluted income per share attributable to common stock (1):
Income per share from continuing operations	$2.93	$1.46	$1.97	$6.33	$6.46
Loss per share from discontinued operations	—	(0.01)	—	—	(0.03)
Net income per share	$2.93	$1.45	$1.97	$6.33	$6.43

Weighted-average shares used in per share calculations:
Basic	405	403	397	402	398
Diluted	426	422	416	421	419

Stock-based compensation expense included in continuing operations:
Cost of revenue	$38	$37	$41	$159	$163
Research and development	318	337	394	1,419	1,532
Selling, general and administrative	93	91	109	398	490
Total stock-based compensation expense	$449	$465	$544	$1,976	$2,185

(1) Excludes the potentially dilutive effect of Mandatory Convertible Preferred Stock as the impact was antidilutive.

BROADCOM INC.
FINANCIAL RECONCILIATION: GAAP TO NON-GAAP — UNAUDITED
(IN MILLIONS)

	Fiscal Quarter Ended			Fiscal Year Ended
	November 1, 2020	August 2, 2020	November 3, 2019	November 1, 2020	November 3, 2019

Gross margin on GAAP basis	$3,747	$3,316	$3,152	$13,516	$12,483
Purchase accounting effect on inventory	—	—	—	11	—
Amortization of acquisition-related intangible assets	962	953	827	3,819	3,314
Stock-based compensation expense	38	37	41	159	163
Restructuring charges	5	15	9	35	77
Acquisition-related costs	6	—	6	12	18
Gross margin on non-GAAP basis	$4,758	$4,321	$4,035	$17,552	$16,055

Research and development on GAAP basis	$1,182	$1,228	$1,177	$4,968	$4,696
Stock-based compensation expense	318	337	394	1,419	1,532
Acquisition-related costs	1	1	1	14	5
Research and development on non-GAAP basis	$863	$890	$782	$3,535	$3,159

Selling, general and administrative expense on GAAP basis	$405	$428	$409	$1,935	$1,709
Stock-based compensation expense	93	91	109	398	490
Acquisition-related costs	60	66	65	396	252
Litigation settlements	—	21	—	63	—
Selling, general and administrative expense on non-GAAP basis	$252	$250	$235	$1,078	$967

Total operating expenses on GAAP basis	$2,221	$2,308	$2,098	$9,502	$9,039
Amortization of acquisition-related intangible assets	599	600	474	2,401	1,898
Stock-based compensation expense	411	428	503	1,817	2,022
Restructuring, impairment and disposal charges	35	52	38	198	736
Litigation settlements	—	21	—	63	—
Acquisition-related costs	61	67	66	410	257
Total operating expenses on non-GAAP basis	$1,115	$1,140	$1,017	$4,613	$4,126

Operating income on GAAP basis	$1,526	$1,008	$1,054	$4,014	$3,444
Purchase accounting effect on inventory	—	—	—	11	—
Amortization of acquisition-related intangible assets	1,561	1,553	1,301	6,220	5,212
Stock-based compensation expense	449	465	544	1,976	2,185
Restructuring, impairment and disposal charges	40	67	47	233	813
Litigation settlements	—	21	—	63	—
Acquisition-related costs	67	67	72	422	275
Operating income on non-GAAP basis	$3,643	$3,181	$3,018	$12,939	$11,929

Interest expense on GAAP basis	$(420)	$(464)	$(361)	$(1,777)	$(1,444)
Loss on debt extinguishment	16	55	26	169	54
Interest expense on non-GAAP basis	$(404)	$(409)	$(335)	$(1,608)	$(1,390)

Other income, net on GAAP basis	$31	$49	$54	$206	$226
Gain from lapse of indemnification	—	—	—	(116)	—
Gains on investments	(10)	(31)	(50)	(31)	(145)
Gain from sale of business	—	(23)	—	(23)	—
Acquisition-related gain	(4)	—	—	(11)	—
Other income (loss), net on non-GAAP basis	$17	$(5)	$4	$25	$81

	Fiscal Quarter Ended			Fiscal Year Ended
	November 1, 2020	August 2, 2020	November 3, 2019	November 1, 2020	November 3, 2019

Benefit from income taxes on GAAP basis	$(187)	$(96)	$(100)	$(518)	$(510)
Non-GAAP tax reconciling adjustments	578	428	396	1,881	1,678
Provision for income taxes on non-GAAP basis	$391	$332	$296	$1,363	$1,168

Net income on GAAP basis	$1,324	$688	$847	$2,960	$2,724
Purchase accounting effect on inventory	—	—	—	11	—
Amortization of acquisition-related intangible assets	1,561	1,553	1,301	6,220	5,212
Stock-based compensation expense	449	465	544	1,976	2,185
Restructuring, impairment and disposal charges	40	67	47	233	813
Litigation settlements	—	21	—	63	—
Acquisition-related costs	63	67	72	411	275
Loss on debt extinguishment	16	55	26	169	54
Gain from lapse of indemnification	—	—	—	(116)	—
Gains on investments	(10)	(31)	(50)	(31)	(145)
Gain from sale of business	—	(23)	—	(23)	—
Non-GAAP tax reconciling adjustments	(578)	(428)	(396)	(1,881)	(1,678)
Discontinued operations, net of income taxes	—	1	—	1	12
Net income on non-GAAP basis	$2,865	$2,435	$2,391	$9,993	$9,452

Weighted-average shares used in per share calculations - diluted on GAAP basis	426	422	416	421	419
Non-GAAP adjustment (1)	25	29	28	30	25
Weighted-average shares used in per share calculations - diluted on non-GAAP basis	451	451	444	451	444

Net income on non-GAAP basis	$2,865	$2,435	$2,391	$9,993	$9,452
Interest expense on non-GAAP basis	404	409	335	1,608	1,390
Provision for income taxes on non-GAAP basis	391	332	296	1,363	1,168
Depreciation	139	138	143	570	569
Amortization of purchased intangibles and right-of-use assets	28	28	—	109	—
Adjusted EBITDA	$3,827	$3,342	$3,165	$13,643	$12,579

Net cash provided by operating activities	$3,348	$3,178	$2,479	$12,061	$9,697
Purchases of property, plant and equipment	(102)	(105)	(96)	(463)	(432)
Free cash flow	$3,246	$3,073	$2,383	$11,598	$9,265

Fiscal Quarter Ending
January 31,
Expected average diluted share count:	2021

Weighted-average shares used in per share calculation - diluted on GAAP basis	427
Non-GAAP adjustment (1)	23
Weighted-average shares used in per share calculation - diluted on non-GAAP basis	450

(1) Non-GAAP adjustment for the number of shares used in the diluted per share calculations excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method. For the periods presented, the non-GAAP adjustment included the impact of Mandatory Convertible Preferred Stock that was antidilutive on a GAAP basis. For the fiscal quarter ending January 31, 2021, the non-GAAP adjustment includes the impact of Mandatory Convertible Preferred Stock that is expected to be antidilutive on a GAAP basis.

BROADCOM INC.
CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED
(IN MILLIONS)

	November 1, 2020	November 3, 2019

ASSETS
Current assets:
Cash and cash equivalents	$7,618	$5,055
Trade accounts receivable, net	2,297	3,259
Inventory	1,003	874
Other current assets	977	729
Total current assets	11,895	9,917
Long-term assets:
Property, plant and equipment, net	2,509	2,565
Goodwill	43,447	36,714
Intangible assets, net	16,782	17,554
Other long-term assets	1,300	743
Total assets	$75,933	$67,493

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$836	$855
Employee compensation and benefits	877	641
Current portion of long-term debt	827	2,787
Other current liabilities	3,831	2,616
Total current liabilities	6,371	6,899
Long-term liabilities:
Long-term debt	40,235	30,011
Other long-term liabilities	5,426	5,613
Total liabilities	52,032	42,523

Preferred stock dividend obligation	27	29

Stockholders' equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	23,982	25,081
Retained earnings	—	—
Accumulated other comprehensive loss	(108)	(140)
Total stockholders' equity	23,874	24,941
Total liabilities and equity	$75,933	$67,493

BROADCOM INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(IN MILLIONS)

	Fiscal Quarter Ended			Fiscal Year Ended
	November 1, 2020	August 2, 2020	November 3, 2019	November 1, 2020	November 3, 2019

Cash flows from operating activities:
Net income	$1,324	$688	$847	$2,960	$2,724
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible and right-of-use assets	1,589	1,581	1,309	6,335	5,239
Depreciation	139	138	143	570	569
Stock-based compensation	449	465	544	1,976	2,185
Deferred taxes and other non-cash taxes	(459)	(436)	(226)	(1,142)	(934)
Loss on debt extinguishment included in interest expense	16	55	26	169	28
Non-cash restructuring, impairment and disposal charges	12	15	20	44	133
Non-cash interest expense	25	22	19	108	69
Other	(9)	(54)	(49)	(52)	(132)
Changes in assets and liabilities, net of acquisitions and disposals:
Trade accounts receivable, net	391	542	285	981	486
Inventory	67	(128)	217	(31)	250
Accounts payable	(230)	(123)	(147)	(3)	(42)
Employee compensation and benefits	142	231	66	217	(294)
Other current assets and current liabilities	(131)	(2)	(398)	331	(283)
Other long-term assets and long-term liabilities	23	184	(177)	(402)	(301)
Net cash provided by operating activities	3,348	3,178	2,479	12,061	9,697

Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	—	(2)	—	(10,872)	(16,033)
Proceeds from sales of businesses	—	50	—	218	957
Purchases of property, plant and equipment	(102)	(105)	(96)	(463)	(432)
Proceeds from disposals of property, plant and equipment	2	10	6	12	88
Other	—	1	2	(4)	(2)
Net cash used in investing activities	(100)	(46)	(88)	(11,109)	(15,422)

Cash flows from financing activities:
Proceeds from long-term borrowings	—	7,953	—	27,802	28,793
Repayment of debt	(3,000)	(6,825)	(4,800)	(18,814)	(16,800)
Other borrowings, net	—	(3,028)	(104)	(1,285)	1,241
Payment of dividends	(1,395)	(1,386)	(1,054)	(5,534)	(4,235)
Repurchases of common stock - repurchase program	—	—	(433)	—	(5,435)
Shares repurchased for tax withholdings on vesting of equity awards	(185)	(192)	(154)	(765)	(972)
Issuance of preferred stock, net	—	—	3,679	—	3,679
Issuance of common stock	102	46	59	276	253
Other	(9)	(50)	9	(69)	(36)
Net cash provided by (used in) financing activities	(4,487)	(3,482)	(2,798)	1,611	6,488

Net change in cash and cash equivalents	(1,239)	(350)	(407)	2,563	763
Cash and cash equivalents at beginning of period	8,857	9,207	5,462	5,055	4,292
Cash and cash equivalents at end of period	$7,618	$8,857	$5,055	$7,618	$5,055

Supplemental disclosure of cash flow information:
Cash paid for interest	$383	$269	$307	$1,408	$1,287
Cash paid for income taxes	$202	$44	$123	$501	$741